Balance sheet
for 1Q2015
PJSC CB “PRIVATBANK”
(UAH thousand)
Item	Reporting period	Last period
1	2	3
ASSETS
Cash and cash equivalents	24 923 820	27 075 551
Mandatory reserves with NBU	1 126	759
Trading securities	44	29
Other financial assets designated at fair value through profit or loss	-	-
Due from other banks, including:	2 863 232	1 220 106
in foreign currency	2 863 232	1 220 106
impairment provisions	(852)	(65 145)
Loans and advances to customers, including:	186 706 383	161 338 726
Loans and advances to legal entities, including:	160 862 958	139 212 152
in foreign currency	69 465 084	49 125 672
impairment provisions	(13 592 111)	(11 809 956)
Loans and advances to individuals, including:	25 843 425	22 126 574
in foreign currency	5 501 064	1 154 143
impairment provisions	(10 444 838)	(11 599 784)
Investment securities available-for-sale, including:	1 458 028	981 142
impairment provisions	(2 654)	(2 654)
Investment securities held to maturity, including:	210 984	141 917
impairment provisions	-	-
Investments in associated companies and subsidiaries	434 797	681 041
Investment real estate	10 119	10 416
Current income tax prepayment	103 664	77 416
Deferred income tax asset	8 242	8 242
Fixed and intangible assets	3 011 911	3 028 435
Other financial assets, including:	27 676 178	9 275 042
impairment provisions	(203 151)	(210 688)
Other assets, including:	542 449	183 659
impairment provisions	(18 934)	(13 079)
Non-current assets held for sale (or disposal groups)	90 160	562 522
Total assets, including:	248 041 137	204 585 003
in foreign currency	113 428 708	81 362 137
LIABILITIES
Due to other banks, including:	32 906 595	22 761 861
in foreign currency	2 204 946	1 834 160
Customer accounts, including:	172 240 428	141 338 369
Accounts of legal entities, including:	51 010 671	33 628 054
in foreign currency	35 475 565	19 894 729
demand accounts of legal entities, including:	29 454 791	16 768 423
in foreign currency	17 121 978	7 539 376
Accounts of individuals, including:	121 229 757	107 710 315
in foreign currency	72 391 764	56 562 854
demand accounts of individuals, including:	22 228 446	20 354 559
in foreign currency	7 610 387	5 550 617
Debt securities in issue, including:	1 753	2 015 694
in foreign currency	-	-
Other borrowed funds	8 838 145	6 096 209
Current income tax liability	4 975	6 645
Deferred income tax liability	315 154	229 315
Provisions for liabilities	40 331	51 281
Other financial liabilities	2 294 049	2 848 240
Other liabilities	1 089 898	1 189 432
Subordinated debt	7 216 012	5 351 598
Liabilities directly associated with disposal groups held for sale	-	-
Total liabilities, including:	224 947 340	181 888 644
in foreign currency	125 612 457	89 857 546
EQUITY
Share capital	18 100 740	18 100 740
Share premium	19 709	19 709
Contributions received for new shares issued but not registered	1 000 413	1 000 413
Retained earnings	891 729	882 083
Reserves and other funds	1 445 109	1 445 109
Revaluation reserve	1 636 097	1 248 305
Total equity	23 093 797	22 696 359
Total liabilities and equity	248 041 137	204 585 003

Profit and loss statement
for the 1st quarter of 2015
PJSC CB "PRIVATBANK"
				(thousands of Ukrainian hryvnia)
Name of item	Reporting period		Previous period
	for the current quarter	for the current quarter on an accruals basis since the beginning of the year	for the relevant quarter of the previous year	for the relevant quarter of the previous year on an accruals basis since the beginning of the year
1	2	3	4	5
Interest income	8,156,426	8,156,426	7,019,271	7,019,271
Interest expenses	(7,721,625)	(7,721,625)	(4,050,668)	(4,050,668)
Net interest income/(Net interest expenses)	434,801	434,801	2,968,603	2,968,603
Commission income	1,158,944	1,158,944	905,622	905,622
Commission expenses	(353,360)	(353,360)	(238,673)	(238,673)
Result from trade operations with securities in the trading portfolio of the bank	15	15	4	4
Result from fair value hedging operations	-	-	-	-
Result from revaluation of other financial instruments accounted at fair value, with recognition of result of revaluation in the financial results	2,814,314	2,814,314	-	-
Result of securities sale in the bank portfolio for sale	60,044	60,044	700	700
Result from foreign exchange operations	234,546	234,546	1,133,346	1,133,346
Result from revaluation of foreign currency	(2,439,492)	(2,439,492)	(2,420,281)	(2,420,281)
Result from revaluation of investment property objects	-	-	-	-
Profit/(loss) that arises during initial recognition of financial assets at interest rate which is higher or lower than the market rate	-	-	-	-
Profit/(loss) that arises during initial recognition of financial liabilities at interest rate which is higher or lower than the market rate	-	-	-	-
Deductions to reserves for impairment of loans and funds in other banks	(631,551)	(631,551)	(288,536)	(288,536)
Deductions to reserve for impairment of accounts receivable and other financial assets	14,219	14,219	(25,294)	(25,294)
Impairment of securities in the bank portfolio for sale	607,505	607,505	-	-
Impairment of securities in the bank portfolio held to maturity	-	-	-	-
Deductions to reserve for liabilities	11,541	11,541	(19,988)	(19,988)
Other operating income	59,049	59,049	222,310	222,310
Administrative and other operational expenses	(1,938,750)	(1,938,750)	(1,883,034)	(1,883,034)
Share in profit/(loss) of associates	-	-	-	-
Profit/(loss) before taxation	31,825	31,825	354,779	354,779
Income tax expense	(25,433)	(25,433)	(61,015)	(61,015)
Profit/(loss) from continuing activity	6,392	6,392	293,764	293,764
Profit/(loss) from terminated activity after taxation	-	-	-	-
Profit/(loss)	6,392	6,392	293,764	293,764
Profit/(loss) per share from continuing activity:	-	-	-	-
net profit/(loss) per ordinary share	-	-	-	-
adjusted net profit/(loss) per ordinary share	-	-	-	-
Profit/(loss) per share from terminated activity:	-	-	-	-
net profit/(loss) per ordinary share	-	-	-	-
adjusted net profit/(loss) per ordinary share	-	-	-	-

Statement of comprehensive income
for the 1st quarter of 2015
PJSC CB "PRIVATBANK"
			(thousands of Ukrainian hryvnia)
Name of item	Reporting period		Previous period
	for the current quarter	for the current quarter on an accruals basis since the beginning of the year	for the relevant quarter of the previous year	for the relevant quarter of the previous year on an accruals basis since the beginning of the year
Profit/(loss) for the year	6,392	6,392	293,764	293,764
OTHER COMPREHENSIVE INCOME:
Revaluation of securities in the bank portfolio for sale	476,886	476,886	121,284	121,284
Revaluation of fixed assets and intangible assets	-	-	73,241	73,241
Result of revaluation on hedging operations	-	-	-	-
Accumulated exchange rate differences from translation into the reporting currency	-	-	-	-
Share of other comprehensive income of an associated company	-	-	-	-
Income tax related to other comprehensive income	(85,839)	(85,839)	(12,443)	(12,443)
Other comprehensive income after taxation	391,047	391,047	182,082	182,082
Total comprehensive income for the year, including:	397,439	397,439	475,846	475,846
attributable to owners of the bank	-	-	-	-
attributable to non-controlling interests	-	-	-	-

Note "Dividends"
for the 1st quarter of 2015
PJSC CB "PRIVATBANK"
(thousands of Ukrainian hryvnia)
Line	Name of item	Reporting period		Previous period
		on ordinary shares	on preferred shares	on ordinary shares	on preferred shares
1	Balance as of the beginning of the period	-	-	-	-
2	Dividends approved to be paid during the period	-	-	-	-
3	Dividends paid during the period	-	-	-	-
4	Balance as of the end of the period	-	-	-	-
5	Dividends per share approved to be paid during the period	-	-	-	-

	Note "Potential liabilities of the bank"
	for the 1st quarter of 2015
	PJSC CB "PRIVATBANK"

Table 1. Future minimal rent payments under trouble-free operating leasing (rent) agreement
			(thousands of Ukrainian hryvnia)
Line	Name of item	Reporting period	Previous period
1	2	3	4
1	Up to 1 year	44,129	15,707
2	From 1 to 5 years	482,786	511,380
3	Over 5 years	198,563	187,359
4	Total	725,478	714,446

	Note "Potential liabilities of the bank"
	for the 1st quarter of 2015
	PJSC CB "PRIVATBANK"

Table 2. Structure of lending commitments
		(thousands of Ukrainian hryvnia)
Line	Name of item	Reporting period	Previous period
1	2	3	4
1	Lending commitment given	-	-
2	Undisbursed credit facilities	26,620,491	28,252,251
3	Export letters of credit	-	-
4	Import letters of credit	833,580	905,344
5	Guarantees issued	1,518,437	1,837,691
6	Reserve for lending related commitments	(40,331)	(51,281)
7	Total lending related commitments net of reserve	28,932,177	30,944,005

	Note "Potential liabilities of the bank"
	for the 1st quarter of 2015
	PJSC CB "PRIVATBANK"

Table 3. Lending commitments in terms of currencies
		(thousands of Ukrainian hryvnia)
Line	Name of item	Reporting period	Previous period
1	2	3	4
1	UAH	26,921,740	28,854,046
2	USD	1,648,198	1,838,771
3	Euro	349,235	241,194
4	Other	13,004	9,994
5	Total	28,932,177	30,944,005

	Note "Potential liabilities of the bank"
	for the 1st quarter of 2015
	PJSC CB "PRIVATBANK"

Table 4. Assets pledged without ceasing to be recognized
					(thousands of Ukrainian hryvnia)
Line	Name of item	Reporting period		Previous period
		assets pledged	collateral for liability	assets pledged	collateral for liability
1	2	3	4	5	6
1	Trading securities	-	-	-	-
2	Securities in the bank portfolio for sale	-	-	-	-
3	Securities in the bank portfolio held to maturity	-	-	-	-
4	Investment property	-	-	-	-
5	Fixed assets	1,623,411	22,285,793	1,623,411	11,780,814
6	Other	55,818,451	-	53,933,460	-
7	Total	57,441,862	22,285,793	55,556,871	11,780,814

	Note "Certain performance indicators of the bank for the 1st quarter of 2015"
	PJSC CB "PRIVATBANK"

Line	Name of item	As of the reporting date	Regulatory indicators
1	2	3	4
1	Regulatory capital of the bank	22,285,834	120,000
2	Sufficiency (adequacy) of the regulatory capital (%)	9.05	not less than 9%
3	Current liquidity (%)	74.27	not less than 40%
4	Maximum credit exposure per one counterparty (%)	27.93	not more than 20%
5	Large credit exposures (%)	281.87	not more than 800%
6	Maximum amount of loans, guarantees and sureties granted to one insider (%)	0.52	not more than 2%
7	Maximum total amount of loans, guarantees and sureties granted to insiders (%)	0.80	not more than 10%
8	Credit operations classified under Quality Category I	68,295,502	х
8.1	Reserve formed for such operations	424,290	х
9	Credit operations classified under Quality Category II	125,841,553	х
9.1	Reserve formed for such operations	779,815	х
10	Credit operations classified under Quality Category III	40,280,174	х
10.1	Reserve formed for such operations	4,187,885	х
11	Credit operations classified under Quality Category IV	7,213,652	х
11.1	Reserve formed for such operations	2,530,245	х
12	Credit operations classified under Quality Category V	21,571,140	х
12.1	Reserve formed for such operations	16,264,133	х
13	Return on assets (%)	0.01	х
14	Net profit per ordinary share	-	х
15	Dividends paid for 2014 per one:	-	х
15.1	Ordinary share	-	х
15.2	Preferred share	-	х
16	Loans extended to entities according to types of economic activity classified under section "A" (agriculture), "B" – "E" (industry), "F" (construction)	11,862,426	х
17	List of the bank's members (shareholders) which own directly or indirectly 10% or more of the bank's authorized capital	Gennady Borysovych Bogoliubov	direct participation - 36.98%

		Igor Valeriyovych Kolomoisky	direct participation - 36.98%
		TRIANTAL INVESTMENTS LTD	direct participation - 16.23%